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                       PERCEPTRON, INC. AND SUBSIDIARIES
          EXHIBIT 11, STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                   Earnings Per Share
                                                               Three Months Ended March 31,
                                                              ------------------------------
                                                                    1997            1996
                                                              --------------  --------------
A.   Net income                                                     $793,000        $859,000
                                                              --------------  --------------

     Weighted average number of common shares outstanding          7,664,769       7,142,983

     Effect of the issuance of stock options and assumed
         exercise of stock options at prices which are lower
         than the average market price of the common shares
         during the period, using the treasury stock method          562,774         711,667
                                                              --------------  --------------

B.   Weighted average number of common shares and common
     equivalent shares for primary earnings per share              8,227,543       7,854,650
                                                              --------------  --------------

     Weighted average number of common shares outstanding          7,664,769       7,142,983

     Effect of the issuance of stock options and assumed
         exercise of stock options at prices which are lower
         than the market price of the common shares at the
         end of the period, using the treasury stock method          562,774         782,395

C.   Weighted average number of common shares and common
         equivalent shares for fully diluted earnings per     --------------  --------------
         share                                                     8,227,543       7,925,378
                                                              --------------  --------------

     Primary earnings per share (A/B)                                  $0.10           $0.11
                                                              ==============  ==============

     Fully diluted earnings per share (A/C)                            $0.10           $0.11
                                                              ==============  ==============


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